UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2020

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described in Item 5.02 below, on July 29, 2020, Jay Geldmacher, a member of the Board of Directors (the “Board”) of Verra Mobility Corporation (the “Company”), notified the Company of his intention to resign from the Board, effective as of July 30, 2020. At the time of his resignation, Mr. Geldmacher was an independent director, a member of the Company’s Audit Committee (the “Audit Committee”) and the chair of the Company’s Compensation Committee (the “Compensation Committee”). As a result of Mr. Geldmacher’s resignation, the Audit Committee is currently comprised of two independent members and the Board is currently comprised of six directors, three of whom are “independent directors” as defined in the applicable listing rules (“Nasdaq Rules”) of The Nasdaq Stock Market (“Nasdaq”).

On July 29, 2020, the Company notified Nasdaq that, due to Mr. Geldmacher’s resignation, the Company would no longer continue to satisfy the requirements of (i) Nasdaq Listing Rule 5605(c)(2)(A), which requires the audit committee of a Nasdaq-listed company to have a minimum of three members, each of whom satisfies the independence requirements set forth in Nasdaq Rules and (ii) Nasdaq Listing Rule 5605(b)(1), which requires that the majority of the board of directors of a Nasdaq-listed company be comprised of independent directors as defined in Nasdaq Rules. In the Company’s notice, it also informed Nasdaq that it intends to rely upon the cure period provided by Nasdaq Listing Rules 5605(c)(4)(B) and 5605(b)(1)(A), which provide a period of up to one year to regain compliance. On July 31, the Company received a letter from Nasdaq confirming its noncompliance with Listing Rules 5605(c)(2)(A) and 5605(b)(1) because the Audit Committee is not currently comprised of three independent directors and the Board is not currently comprised of a majority of independent directors.

The Company expects to return to full compliance with Nasdaq Listing Rules 5605(c)(2)(A) and 5605(b)(1) on or before the end of the prescribed cure periods.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On July 29, 2020, Mr. Geldmacher notified the Company of his intention to resign from the Board, effective as of July 30, 2020. At the time of his resignation, Mr. Geldmacher was the chair of the Company’s Compensation Committee and a member of the Company’s Audit Committee. Mr. Geldmacher’s decision to resign was due to commitments made in connection with his acceptance of a new chief executive opportunity and was not the result of any disagreement with management or the Board. The Company appreciates Mr. Geldmacher’s contributions to the Company and thanks him for his service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2020	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer

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